Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

API Technologies Corp.:

We consent to the reference to our firm under the caption “Experts” in this Registration Statement on Form S-3 of API Technologies Corp. for the registration of 18,131,770 shares of its common stock and related prospectus and to the incorporation by reference therein of our report dated August 10, 2010, relating to the consolidated financial statements of API Technologies Corp. as of and for the years ended May 31, 2010 and 2009, which appear in API Technologies Corp.’s Annual Report on Form 10-K for the year ended May 31, 2010 as filed with the Securities and Exchange Commission on August 10, 2010 and our report dated May 14, 2010 relating to the financial statements of KII, Inc. and Kuchera Industries, LLC as of and for the years ended December 31, 2009 and 2008 and of our report dated February 26, 2010 relating to the financial statements of Kuchera Defense Systems, Inc. as of and for the years ended June 30, 2009 and 2008, which appear in API Technologies Corp.’s Post-Effective Amendment No. 5 to the Registration Statement on Form S-1 (File No. 333-136586) filed with the SEC on September 29, 2010.

/s/ WithumSmith+Brown, PC
WithumSmith+Brown, PC
New Brunswick, New Jersey
May 20, 2011